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                                                                    Exhibit 3(b)

                                     BY-LAWS
                                       OF
                           WELLS FARGO FINANCIAL, INC

                        (herein called the "Corporation")


                                    Article I
                           OFFICES OF THE CORPORATION

SECTION 1. PRINCIPAL OFFICE: The principal office of the Corporation is 206 Eighth Street, Des Moines, Polk County, Iowa.

SECTION 2. REGISTERED OFFICE: The registered office of the Corporation is 206 Eighth Street, Des Moines, Polk County, Iowa.

SECTION 3. OTHER OFFICES: The Corporation may have places of business or other offices anywhere in the United States of America or Canada, as the Board of Directors (hereinafter called the "Board") may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING OF SHAREHOLDERS: The annual meeting of the shareholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held annually at the principal office of the Corporation at 8:30 A.M. on the third Wednesday of April in each year, or at such other place or time as may be designated by the Board. If the date designated for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding day not a legal holiday.

     If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the board shall call a special meeting of the shareholders to be held as soon thereafter as is convenient for the election of directors. At such special meeting, the shareholders may elect directors and transact other business with the same force and effect as at an annual meeting of the shareholders duly held.

SECTION 2. SPECIAL MEETINGS OF SHAREHOLDERS: Special meetings of the shareholders, for any purpose or purposes, may be held at the principal office of the Corporation, or at such other place as may be designated by the Board.

     Special meetings shall be held when called in writing by the president or the board or the holders of not less than 1/10th of all the shares of stock entitled to vote at such meeting.

SECTION 3. NOTICE OF MEETINGS OF SHAREHOLDERS: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 (or such greater number as is required by law) nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

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SECTION 4. VOTING RECORD: The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.

     Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

SECTION 5. QUORUM OF SHAREHOLDERS: At any meeting of the shareholders, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes, unless the representation of a larger number is required by law or the Articles of Incorporation, and, in that case, the representation of the number so required shall constitute a quorum.

     If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed for the meeting, a majority of the shares represented at the meeting may adjourn from time to time without notice, other than by announcement at the meeting, until the holders of the number of shares requisite to constitute a quorum shall attend.

     At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6. ORGANIZATION OF SHAREHOLDERS' MEETING: The Chairman of the Board, or in his absence the president, or in the absence of both, a vice president, shall call meetings of the shareholders to order and shall act as chairman of such meetings.

     A majority of the shares represented at the meeting may appoint any shareholder to act as chairman of any meeting in the absence of the above-indicated officers.

     The secretary of the Corporation shall act as secretary at all meetings of the shareholders; but in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

SECTION 7. VOTING OF SHARES: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation. Such vote may be cast either in person or by proxy executed and delivered as provided in Section 9 of this Article.

     At each election for directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

     The shareholders having the right to vote shares at any meeting shall only be those of record on the stock transfer books of the Corporation, and those acting in a representative capacity as specified in Section 8 of this Article, on the date fixed pursuant to the provisions of Section 8 of Article VI of these By-Laws.

     Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Upon demand of shareholders owning 25% or more of the shares represented at the meeting, the votes for directors or upon any other matter before the meeting, shall be by ballot. On a vote by ballot, each ballot shall be


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signed by the shareholder voting, or in his name by his proxy, and shall state the number of shares voted, except that the individuals named as attorneys and proxies in any proxy of the Corporation, or their substitutes, may, after filing the proxies with the secretary, indicate the names of shareholders by inserting on the ballot along with their signatures the statement "Proxies filed."

     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law, or the Articles of Incorporation or these By-Laws.

SECTION 8. VOTING BY REPRESENTATIVE: Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

     Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 9. PROXIES: At all meetings of the shareholders, a shareholder entitled to vote may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     Such proxy shall be filed with the secretary of the Corporation or the chairman of the meeting before the melting is called to order.

     No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     Prior to any meeting, but subsequent to the date fixed pursuant to the provisions of Section 8 of Article VII of these By-Laws, any proxy may submit powers of attorney to the secretary or treasurer of the Corporation for examination. The certificate of the secretary, or the treasurer, as to the regularity of such powers of attorney, and as to the number of shares held by the person who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of the number of shares represented by the holder of such powers of attorney for the purpose of establishing the presence of a quorum at such meeting and of organizing the same and for all other purposes.


                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS OF DIRECTORS: All corporate powers shall be execised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS OF DIRECTORS: The Board shall consist of one or more directors. The shareholders at their annual meeting, or at any special meeting, shall determine the number of directors to constitute the Board for the ensuing year or for any other term specified by the shareholders, provided that thereafter the authorized number of directors may be increased or decreased by the shareholders or the board, provided that no decrease shall have the effect of shortening the term of any incumbent director.

     Each director shall hold office until the next succeeding annual meeting of the shareholders and until his successor shall have been elected and qualified, or until his death, resignation or removal.


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Directors need not be residents of the State of Iowa nor shareholders of the
Corporation.

SECTION 3. QUORUM OF DIRECTORS AND MANNER OF ACTING: A majority of the Board of Directors shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of the directors present (or if only one director be present then that one) may adjourn the meeting sine die or from time to time without notice until a quorum shall be present.

     At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board.

SECTION 4. RESIGNATION OF DIRECTORS: Any director of the Corporation may resign at any time by giving written notice to the president or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later date as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. REMOVAL OF DIRECTORS: A director shall be subject to removal at a special meeting of the shareholders by the vote of a majority of the shares then outstanding.

SECTION 6. VACANCIES OF DIRECTORS: Any vacancy occurring in the Board through death, resignation, removal or any other cause, and any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office even if less than a quorum of the Board.

     A director so elected shall hold office until the next succeeding annual meeting of the shareholders and until his successor shall have been elected and shall qualify or until his death, resignation or removal.

SECTION 7. COMPENSATION OF DIRECTORS: A director shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any meeting of the Board. The Board may provide that the Corporation shall pay each director, except officers of the Corporation who are directors, such compensation for his services as director as may be fixed from time to time by resolution of the Board.

     Nothing herein contained shall be construed to preclude any director from serving the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefor.

SECTION 8. PLACE OF MEETING OF DIRECTORS: Except as provided in Sections 9 and 10 of this Article, the Board may hold its meetings at such place or places within or without the State of Iowa, as the Board may from time to time determine.

SECTION 9. ANNUAL MEETING OF DIRECTORS: Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of election of officers and of the Executive Committee, if any, and the transaction of other business.

     Notice of such meeting need not be given unless otherwise provided by these By-Laws.

     Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a waiver of notice thereof signed by all directors, at which meeting the same matters shall be acted upon as is above provided.

SECTION 10. REGULAR MEETINGS OF DIRECTORS: Regular meetings of the Board shall be held at the principal office of the Corporation, or at such other place as may be designated by the Board, at 9:00 A.M. on the 3rd Wednesday of July, October and January, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday.


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     No notice shall be required for any regular meeting of the Board unless otherwise provided by these By-Laws.

SECTION 11. SPECIAL MEETINGS OF DIRECTORS AND NOTICE THEREOF: Special meetings of the Board shall be held whenever called by order of the Chairman of the Board or the president, or 1/3rd of the directors at that time in office.

     Notice of each such meeting shall be mailed or telegraphed to each director, addressed to him at his address as it appears in the records of the Corporation or delivered to him personally, at least 1 day before the date on which the meeting is to be held.

     If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at such address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, similarly addressed and prepaid.

     Each notice shall state the time and place of the meeting.

     Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     At any meeting at which every director shall be present, even without any notice, any business may be transacted unless otherwise provided by these By-Laws.

SECTION 12. SUBSTITUTES FOR NOTICE OF MEETINGS OF DIRECTORS: A written waiver of notice signed by a director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these By-Laws.

     Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless otherwise provided by these By-Laws and except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 13. DIRECTOR'S ASSENT: A director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14. ORDER OF BUSINESS AND PRESIDING OFFICER AT DIRECTORS' MEETINGS: At meetings of the board, business shall be transacted in such order as from time to time the presiding officer may determine, unless otherwise ordered by resolution of the Board.

     At all meetings of the Board, the Chairman of the Board, or in his absence, the President, or in the absence of both, any director designated by the Board, shall preside.

SECTION 15. INFORMAL ACTION OF DIRECTORS: Any action required or permitted by law or the Articles of Incorporation or these By-Laws to be taken at any meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors then in office.

SECTION 16. CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS BY DIRECTORS: Members of the board of directors may participate in a meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting so held shall constitute presence in person at such meeting.


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                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE: The Board by resolution adopted by a majority of the Board may designate such number of directors as the Board may fix from time to time to constitute an Executive Committee and shall thereupon designate for such committee a chairman who shall continue to be chairman of the committee during the pleasure of the board. The Chairman of the Board and the president by virtue of their offices shall be members of the Executive Committee.

     The Executive Committee shall be chosen annually by the Board at its annual meeting. Each member of the Executive Committee shill hold office until the next succeeding annual meeting of the Board and until his successor shall have been duly chosen and shall qualify or until his death or until he shall resign or otherwise be removed by the Board.

     The Board may also designate from their number one or more alternate members of the Executive Committee to serve at meetings of the committee in the absence of any regular member or members, and, in case more than one alternate is designated, shall determine at the time of designation the priorities as between them.

     The Board shall fill vacancies in the Executive Committee by designation from the directors.

     All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

     Minutes of the meetings of the Executive Committee shall be kept by a secretary designated by the Executive Committee who need not be a member of the Executive Committee. All such minutes shall be available to the Board for its information.

     The Executive Committee shall fix its own rules of procedure and shall meet at such times and places as the Executive Committee may from time to time fix.

     During intervals between meetings of the Board, the Executive Committee shall possess and may exercise all the authority of the Board, except the Executive Committee shall not have the authority of the Board to (a) declare dividends or distributions; (b) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (c) designate candidates for the office of director, for purpose of proxy solicitation or otherwise, or fill vacancies on the board of directors or any committee thereof;
(d) amend the By-Laws; (e) approve or adopt a plan of merger or consolidation;
(f) reduce surplus; (g) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or
(h) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the term of a series of a class of shares; however, the board of directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for issuance or sale, and, in the case of a series, the designation of the series, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the term upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms and to authorize the statement of the terms of a series for filing with the secretary of state as provided by law.

SECTION 2. OTHER COMMITTEES: The Board may, by resolution, designate one or more other committees each consisting of such number, having such name or names and such powers and duties as the Board by resolution may determine. The Board shall have the power at any time to change the membership of any such committee, to fill vacancies therein and to discharge any such committee.


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SECTION 3. NOTICE OF MEETINGS OF A COMMITTEE OF THE BOARD: Notice of a meeting of a committee of the board shall be mailed or delivered personally to each committee member, at least 3 days before the date on which the meeting is to be held. Each notice shall state the time and place of the meeting.

SECTION 4. SUBSTITUTE FOR NOTICE OF MEETINGS OF A COMMITTEE OF THE BOARD. A written waiver of notice signed by a member of a committee of the Board, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these By-Laws.

     Attendance of a member of a committee of the Board at a meeting of such committee shall constitute a waiver of notice of such meeting unless otherwise provided by these By-Laws and except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5. CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS: Members of a committee of the Board may participate in a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting so held shall constitute presence in person at such meeting.

SECTION 6. INFORMAL ACTION OF COMMITTEE MEMBERS: Any action which may be taken at a meeting of a committee of the Board may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the committee.


                                    ARTICLE V
                                    OFFICERS

SECTION 1. OFFICERS: The officers of the Corporation shall be a Chairman of the Board, a president, one or more vice presidents (in one or more categories as determined by the Board), a treasurer and a secretary, each of whom shall be elected by the Board. The Board may elect such other officers and assistant officers as it may deem necessary. Each group president, vice president or other group officer, whether elected by the Board or appointed by the Chairman of the Board pursuant to Section 2 of Article VI of these By-Laws, shall be an officer of the Corporation.

     None of said officers need be directors.

     One person may hold the offices and perform the duties of any two or more of said offices.

     In its discretion, the Board by a majority vote may leave unfilled any offices except those of president, at least one vice president, treasurer and secretary.

SECTION 2. ELECTION AND TERM OF OFFICERS: The officers of the Corporation to be elected by the Board shall be elected annually by the Board at its annual meeting, and may be elected at regular or special meetings. Each such officer shall hold office until the next succeeding annual meeting of the Board and until his successor shall have been duly chosen and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL OF OFFICERS: Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

SECTION 4. RESIGNATION OF OFFICERS: Any officer may resign at any time by giving written notice of such resignation to the president or the secretary. Any such resignation shall take effect upon receipt of such notice or at


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any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective

SECTION 5. VACANCIES IN OFFICES: A vacancy in any office may be filled for the unexpired portion of the term by the Board.

SECTION 6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD: Subject to the Board and the Executive Committee, if any, the Chairman of the Board:

     a. shall have such powers and perform such duties as may be assigned to him by these By-Laws, the Board or the Executive Committee, if any;

     b. shall keep the Board and the Executive Committee, if any, fully informed and shall freely consult with them concerning the business of the Corporation in his charge;

     c. may sign and execute all authorized contracts, deeds, mortgages, bonds or other obligation in the name of the Corporation;

     d. may sign, in the name of the Corporation, reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business; and

     e. in general, shall perform all duties incident to the office of the Chairman of the Board.

SECTION 7. POWERS AND DUTIES OF THE PRESIDENT: Subject to the Board, the Executive Committee, if any, and the Chairman of the Board, the president:

     a. shall have such powers and perform such duties as may be assigned to him by these By-Laws, the Board, the Executive Committee, if any, or the Chairman of the Board;

     b. shall report to the Chairman of the Board and shall keep the Chairman of the Board, and the Executive Committee, if any, fully informed and shall freely consult with him concerning the business of the Corporation in his charge;

     c. may sign and execute all authorized contracts, deeds, mortgages, bonds or other obligations in the name of the Corporation;

     d. may sign, in the name of the Corporation, reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business; and

     e. in general, shall perform all duties incident to the office of the president.

SECTION 8. POWERS AND DUTIES OF GROUP PRESIDENTS: Subject to the Board, the Executive Committee, if any, the Chairman of the Board and the president, each group president:

     a. shall have such powers and perform such duties as may be assigned to him by these By-Laws, the Board, the Executive Committee, if any, the Chairman of the Board or the President;

     b. shall in general supervise and control such business and affairs of the group and operations assigned thereto;

     c. may sign and execute all authorized contracts, pertaining to the operating group assigned, in the name of the Corporation; and


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     d.   may sign, in the name of the Corporation, reports and all other documents or instruments which are necessary or proper to be executed in the course of the assigned operating group's business.

     In the absence or disability of a group president or in the event no group president is designated for an operating group, the president shall perform such duties of a group president for that operating group as may from time to time be prescribed.

SECTION 9. POWERS AND DUTIES OF THE VICE PRESIDENT: Each vice president shall have such powers and shall perform such duties as may be assigned to him by these By-Laws, the board, the Executive Committee, if any, or the president. In the absence or disability of the president, a vice president designated by the president, the board or the Executive Committee, if any, shall perform such duties of the president as may from time to time be prescribed.

SECTION 10. POWERS AND DUTIES OF THE TREASURER: The treasurer shall:

     a. be responsible for all moneys and securities of the Corporation and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers;

     b. deposit in the name of the Corporation in such depository or depositories as may be designated according to the provisions of Section 6 of Article VIII of these By-Laws all moneys that may come into his hands for the Corporation's account; and

     c. in general, perform all duties incident to the office of treasurer and such duties as from time to time may be assigned to him by these By-Laws, the Board, the Executive Committee, if any, or the president.

SECTION 11. POWERS AND DUTIES OF THE SECRETARY: The secretary shall:

     a. keep minutes of all meetings of the shareholder and of the Board in books provided for that purpose and, unless the reading is waived, read such minutes at the proper subsequent meeting;

     b. attend to giving and serving all notices of the Corporation as provided by these By-Laws or as required by law;

     c. be custodian of the corporate seal and such books, records and papers as the Board or the Executive Committee, if any, may direct, and see that the corporate seal is affixed to or a facsimile thereof printed on all stock certificates and other documents as may be required;

     d. see that a stock record is kept showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and that at least 10 days before each shareholders' meeting a complete list of shareholders (entitled to vote at such meeting) is prepared; and

     e. in general, perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by these By-Laws, the board, the Executive Committee, if any, or the president.

SECTION 12. POWERS AND DUTIES OF OTHER OFFICERS: Officers other than those indicated in Sections 6 through 11 above and Section 2 of Article VI of these By-Laws shall have such powers and perform such duties as may be assigned by the Board, the Executive Committee, if any, or the president.


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                                   ARTICLE VI
                                OPERATING GROUPS

SECTION 1. ESTABLISHMENT OF OPERATING GROUPS: The Board or the Chairman of the Board or the president may cause the business of the Corporation to be divided into one or more groups, based upon service provided, geographical territory, character and type of operations, or upon such other basis as the Board or the Chairman of the Board or the president may from time to time determine to be advisable The groups shall operate under the authority and direction of the president or a group president and may operate under trade names approved for such purpose by the Board or the Chairman of the Board or the president and in such other manner as may be authorized by the Board or the Chairman of the Board or the president.

SECTION 2. GROUP OFFICERS: The Board or the Chairman of the Board or the president may appoint a group president for each operating group and any number of group vice presidents or other officers as may be deemed appropriate from time to time. Such group vice presidents and other officers shall have such authority as may from time to time be assigned by the Chairman of the Board or the president with respect to the affairs of such group and, unless otherwise specified, such officer shall report to the group president of such group, or if none, then to the president. The Chairman of the Board or the president shall report to the Board the appointment of any group president made by him and the appointment of any vice president or other group officer at the first regularly scheduled meeting of the Board following such appointment. Notwithstanding the preceding sentence, the appointment of such group presidents, vice presidents or other group officers by the Chairman of the Board or the president shall be effective as of the date designated by the Chairman of the Board or the president.


                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES: Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board shall prescribe in accordance with law, certifying the number of shares of the Corporation owned by him.

     No certificate shall be issued for any share until such share is fully paid.

SECTION 2. EXECUTION OF CERTIFICATES: The certificates for shares of stock, when duly authorized, shall be designated by the president or any vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and its seal shall be affixed thereto; provided, however, that where such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation, the signature of such president, vice president, treasurer, secretary, assistant treasurer or assistant secretary and the seal of the Corporation may be a facsimile and the signatures of the persons signing for such transfer agent or registrar also may be facsimiles.

     In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer or officers before such certificate or certificates shall have been issued, such certificate or certificates may be issued by the Corporation with the same effect as if he or they were such officer or officers at the date of its issue.

SECTION 3. RECORD OF SHAREHOLDERS: A record shall be kept of the names and addresses of all shareholders and the number and class of shares held by each.

     Said record shall be kept at the registered office or principal place of business of the Corporation or at the office of any transfer agent or registrar, whether maintained within or without the State of Iowa.

SECTION 4. CANCELLATION OF CERTIFICATES: Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing


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certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7 of this Article.

SECTION 5. TRANSFERS OF SHARES OF STOCK: Shares of the capital stock of the Corporation are transferable on the books of the Corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or a transfer agent appointed as in Section 6 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

     The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary of the Corporation, shall be so expressed in the entry of transfer.

SECTION 6. REGULATIONS WITH RESPECT TO CERTIFICATES: TRANSFER AGENTS AND
REGISTRARS: The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

     The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar.

SECTION 7. LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES: As a condition of the issue of a new certificate for shares in the place of any certificate theretofore issued alleged to have been lost, stolen, mutilated or destroyed, the Board, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board, if required.

     The Board, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so. However, the Board may, in its discretion, refuse to replace any lost certificate save upon the order of a court having jurisdiction in such matters.

SECTION 8. CLOSING OF TRANSFER BOOKS: The Board may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding 60 days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital shares of the Corporation shall go into effect, or in order to make a determination of shareholders for any proper purpose. However, if the stock transfer books be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least l0 days immediately preceding such meeting.

     In lieu of such closing of the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in every case to be not more than 60 days, and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of shareholders for any of the purposes above recited, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.


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When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

SECTION 1. CORPORATE SEAL: The seal of the Corporation shall be circular in form and shall bear such words as may from time to time be authorized by the Board of Directors.

     The secretary shall be custodian of the seal.

     The Board may authorize a duplicate seal to be kept and used by any other officer.

SECTION 2. FISCAL YEAR: The fiscal year of the Corporation shall end at the close of business on the 31st day of December of each year.

SECTION 3. VOTING OF STOCKS OWNED BY THE CORPORATION: In the absence of a resolution of the Board to the contrary, the Chairman of the Board, or in case of his non-action, the president of the Corporation, or in the case of his non-action, any vice president of the Corporation, is authorized and empowered on behalf of the Corporation to attend and vote at any meeting of shareholders of any corporation in which the Corporation holds or owns shares of stock, and in that connection on behalf of the Corporation to execute discretionary proxies or waivers of notice for any such meetings. In order to take action without a meeting of shareholders, any one of the aforesaid officers may, where authorized by law, sign a consent in writing (known as an "informal action") setting forth any action required or permitted to be taken at such meetings.

     The Board shall have authority to designate any officer or any other person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which the Corporation may own or hold shares of stock.

SECTION 4. DIVIDENDS: Subject to limitations imposed by law, the Board may, out of funds legally available therefor, declare dividends upon the shares of capital stock of the Corporation as and when it deems expedient.

     Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 5. EXECUTION OF CERTAIN INSTRUMENTS: Leases or other instruments by virtue of which the Corporation occupies office space or related parking lot space may be executed by any officer provided that the primary term together with any extension or renewal option periods does not exceed 12 years and provided further that the aggregate rentals payable for the term and any extension or renewal option periods do not exceed $300,000.

     All instruments satisfying of record any mortgage, whether chattel or real estate, or conditional sale contracts, or acknowledging the payment of any indebtedness to the Corporation may be executed by the president, a vice president, the secretary or the treasurer or by anyone specifically authorized in writing to do so by either the president, any vice president, the secretary or the treasurer.

SECTION 6. BANK ACCOUNTS: The money of the Corporation shall be deposited in such account or accounts in such bank or banks as shall be designated in writing by any one of the following officers: the president, any vice president, the secretary or the treasurer of the Corporation. Money shall be withdrawn therefrom only (1) by check, draft or other order for the payment of money signed or made by such person or persons as shall be designated in writing from time to time by any one of said officers, or (2) by electronic ACH transfer. A document signed by one of the officers specified above which indicates the person or persons designated to withdraw money and which quotes this By-Law provision when delivered to a bank shall constitute an authorization and direction to said bank to honor and pay any checks, drafts or other orders for the payment of money drawn on any money of the Corporation on deposit at said bank.

SECTION 7. RIGHT TO INFORMATION: Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least 6 months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least 5% of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and record of shareholders and to make extracts therefrom.

     Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations.


                                   ARTICLE IX
                              AMENDMENTS TO BY-LAWS

     All By-Laws of the Corporation shall be subject to amendment or repeal in whole or in part or new By-Laws may be adopted by the affirmative vote of a majority of the directors of the Corporation then in office at any meeting of the Board, provided that notice of intention to amend, repeal or adopt new By-Laws shall be given in the notice of such meeting.

     If such action be taken at a meeting held pursuant to waiver of notice as provided in Section 12 of Article III of these By-Laws, the waiver signed by each director shall expressly indicate the intention to amend, repeal or adopt new By-Laws.

     If such action be taken without a meeting by a consent in writing signed by all directors as provided in Section 15 of Article III of these By-Laws, the consent in writing shall state that each director expressly waives notice of intention to amend, repeal or adopt new By-Laws.


                                    ARTICLE X
                                 INDEMNIFICATION

SECTION 1. THIRD PARTY ACTIONS: The Corporation shall indemnify any person (or his heirs, executors or administrators) who was or is involved or is threatened to be involved as a party or otherwise to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, a member of any committee of the Board, or a fiduciary of an employee benefit plan of the Corporation or its affiliated companies (provided such fiduciary is or was simultaneously a director, officer or employee of the Corporation), or any director, officer or employee of the Corporation who is or was serving at the request of the Corporation as a director or officer or equivalent official of another corporation, partnership, joint venture, trust, association, or other enterprise or organization, against all expenses of whatever nature, including (but not limited to) counsel fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, also had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding; also shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

SECTION 2. DERIVATIVE ACTIONS: The Corporation shall indemnify any person (or his heirs, executors or administrators) who was or is involved or is threatened to be involved as a party or otherwise to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, a member of any committee of the board, or a fiduciary of an employee benefit plan of the Corporation or its affiliated companies (provided such fiduciary is or was simultaneously a director, officer or employee of the Corporation), or any director, officer or employee of the Corporation who is or was serving at the request of the Corporation as a director or officer or equivalent official of another corporation, partnership, joint venture, trust, association, or other enterprise or organization, against all expenses of whatever nature, including (but not limited to) counsel fees and disbursements, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3. APPLICATION TO PRIOR ACTS: The indemnification provided by this
Article X shall be made with respect to an action, suit or proceeding arising from an act or omission or alleged act or omission, whether occurring before or after the adoption of this Article X.

SECTION 4. SEVERABILITY: Each section or portion thereof of this Article X shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article X.


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